SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2002

o2wireless Solutions, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-31295	58-2467466

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Interstate North Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 763-5620

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger
EX-10.1 Working Capital Loan Agreement
EX-10.2 Management Consulting Agreement
EX-99.1 Press Release

Item 5.   Other Events.

     On June 6, 2002, o2wireless Solutions, Inc. (“o2wireless”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 5, 2002, with Baran Group, Ltd., a diversified engineering services and construction firm based in Omer, Israel (“Baran”), pursuant to which Baran will acquire o2wireless through the merger of o2wireless with and into a wholly owned U.S. subsidiary of Baran. Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of o2wireless common stock will be converted into the right to receive 0.032135 ordinary shares of Baran.

     Consummation of the merger is subject to various conditions, including: (i) approval of the Merger Agreement by the shareholders of o2wireless; (ii) the filing of a Registration Statement on Form F-4 and the declaration of effectiveness of the Registration Statement by the Securities and Exchange Commission; (iii) approval for quotation on the Nasdaq National Market of the ordinary shares of Baran; (iv) registration of Baran’s ordinary shares under the Securities Exchange Act of 1934, as amended; (v) the receipt of an opinion of counsel as to the tax-free nature of certain aspects of the merger; (vi) registration of the ordinary shares issued in the merger on the Tel Aviv Stock Exchange; and (vii) satisfaction of certain other conditions.

     In connection with the Merger Agreement, Baran has provided an initial advance of $5 million pursuant to a Working Capital Loan Agreement (the “Loan Agreement”). Certain significant shareholders of o2wireless have granted irrevocable proxies to vote their shares of o2wireless common stock in favor of the merger. In addition, Baran will provide management services to o2wireless pending the closing of the merger under a Management Consulting Agreement.

     The preceding description of certain terms of the Merger Agreement, the Loan Agreement and the Management Consulting Agreement is qualified in its entirety by reference to the Merger Agreement, the Loan Agreement and the Management Consulting Agreement, each of which is included as an exhibit to this report and incorporated into this Item 5 by reference.

     The press release issued by o2wireless announcing the merger is also included as an exhibit to this report and is incorporated into this Item 5 by reference.

     The Merger is expected to be consummated on or before November 15, 2002.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibits are filed with this report:

*2.1	Agreement and Plan of Merger, dated as of June 5, 2002, by and among Baran Group, Ltd., Baran Acquisition Sub, Inc. and o2wireless Solutions, Inc.

*10.1	Working Capital Loan Agreement, dated as of June 5, 2002, by and among Baran Acquisition Sub, Inc., as lender, o2wireless Solutions, Inc., as borrower, and certain subsidiaries of o2wireless Solutions, Inc. as affiliate guarantors.

10.2	Management Consulting Agreement dated June 5, 2002, by and among o2wireless Solutions, Inc., Baran Group, Ltd. and Baran Acquisition Sub, Inc.

99.1	Press Release issued by o2wireless on June 6, 2002.

*	The exhibits to the Agreement and Plan of Merger and the Working Capital Loan Agreement are omitted from this filing. o2wireless agrees to supplementally furnish to the Commission upon request a copy of any such exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

O2WIRELESS SOLUTIONS, INC.

	By:	/s/ Andrew D. Roscoe

Andrew D. Roscoe President and Chief Executive Officer
Dated: June 10, 2002

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 5, 2002, by and among Baran Group, Ltd., Baran Acquisition Sub, Inc. and o2wireless Solutions, Inc.

10.1	Working Capital Loan Agreement, dated as of June 5, 2002, by and among Baran Acquisition Sub, Inc., o2wireless Solutions, Inc. and certain subsidiaries of o2wireless Solutions, Inc.

10.2	Management Consulting Agreement dated June 5, 2002, by and among o2wireless Solutions, Inc., Baran Group, Ltd. and Baran Acquisition Sub, Inc.

99.1	Press Release issued by o2wireless on June 6, 2002.